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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of securities under the ProAssurance Corporation 2004 Equity Incentive Plan of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of ProAssurance Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Birmingham, Alabama
October 20, 2004